UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2020

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207. 556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Prudential Multi-Currency Note Purchase and Private Shelf Agreement Amendment

On June 18, 2015, IDEXX Laboratories, Inc. (the “Company”) entered into an Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement (the “Amended Agreement”), among the Company, Prudential Investment Management, Inc. (“Prudential”) and the accredited institutional purchasers named therein, which amended and restated the Note Purchase and Private Shelf Agreement dated July 21, 2014 (the “Original Agreement”). Pursuant to the Amended Agreement, the Company issued and sold through a private placement: (i) $50,000,000 aggregate principal amount of its 3.32% Series A Senior Notes due July 21, 2021, (ii) $75,000,000 aggregate principal amount of its 3.76% Series B Senior Notes due July 21, 2024 and (iii) €88,857,295.18 aggregate principal amount of its 1.785% Series C Senior Notes due June 18, 2025 (together with any notes issued from time to time, the “Shelf Notes”).

On May 9, 2019, the Company, Prudential and the other parties thereto entered into the Amendment to Note Purchase and Private Shelf Agreement (the “First Amendment”, and together with the Amended Agreement, as amended by the First Amendment, the “Existing Agreement”), which amended certain reporting provisions.

On April 10, 2020, the Company entered into the Second Amendment to Note Purchase and Private Shelf Agreement (the “Second Amendment”, and together with the Existing Agreement as amended, the “Agreement”) in order to (i) increase the facility size to $425 million, (ii) extend the facility issuance period to April 10, 2023, (iii) make various implementing and administrative changes in order to facilitate a $75 million Shelf Notes issuance on April 14, 2020 and (iv) allow the amount available to be issued under the facility to equal $425 million less the amount of Shelf Notes outstanding from time to time during the issuance period.

On April 10, 2020, the Company submitted to Prudential a Funding Instruction Letter (the “Funding Instruction Letter”) requesting that Prudential and other purchasers transfer funds on April 14, 2020 in respect of the purchase of $75 million of the Company’s Series D Notes  (the “Series D Notes”). The Company anticipates using the proceeds received from the Series D Notes for general corporate purposes. The Series D Notes contain the following principal terms.

(a)	Maturity Date: The entire outstanding principal balance of the Series D Notes is due and payable on April 14, 2030 (the “Maturity Date”).
(b)

Interest: The Series D Notes bear interest at the rate of 2.50% per annum. Interest payments are due semi-annually in arrears on October 14 and April 14 of each year, commencing on October 14, 2020. All accrued but unpaid interest due is payable on the Maturity Date.

(c)

Prepayment, Acceleration and Events of Default: The obligations of the Company under the Series D Notes may be accelerated upon the occurrence of an event of default under the Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA event and the failure to pay specified indebtedness.

(d)

Covenants: The Agreement contains affirmative, negative and financial covenants customary for agreements of this type. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, priority indebtedness, fundamental changes, investments, transactions with affiliates, certain restrictive agreements and violations of laws and regulations. The financial covenant is a consolidated leverage ratio test. The obligations of the Company will be unconditionally guaranteed by each of its subsidiaries that guarantees the obligations of the Company under a material credit facility (but excluding any foreign subsidiary that does not guarantee indebtedness of the Company or any US subsidiaries under a material credit facility).

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.3 hereto and incorporated herein by this reference.

New York Life Insurance Company 2013 Agreement Amendment

On December 11, 2013, the Company issued and sold through a private placement an aggregate amount of $150,000,000 of senior notes consisting of $75,000,000 of 3.94% Series A Senior Notes due December 11, 2023 and $75,000,000 of 4.04% Series B Senior Notes due December 11, 2025 under a Note Purchase Agreement among the Company and the accredited institutional purchasers named therein (the “2013 Agreement”).

On April 10, 2020, the Company, New York Life Insurance Company,  and the other parties thereto entered into the Amendment to Note Purchase Agreement (the “2013 Agreement Amendment”), which modified several defined terms, schedules and covenant baskets in the 2013 Agreement to create additional operating flexibility for the Company, and in particular to align such provisions with similar modifications the Company made substantially concurrently in other of its debt facilities.

The foregoing description of the 2013 Agreement Amendment is qualified in its entirety by reference to the 2013 Agreement Amendment, which is filed as Exhibit 10.4 hereto and incorporated herein by this reference.

New York Life Insurance Company 2014 Agreement Amendment

On September 4, 2014, the Company issued and sold through a private placement an aggregate amount of $75,000,000 of 3.72% Series A Senior Notes due September 4, 2026 under a Note Purchase Agreement among the Company and the accredited institutional purchasers named therein (the “2014 Agreement”).

On April 10, 2020, the Company, New York Life Insurance Company,  and the other parties thereto entered into the Amendment to Note Purchase Agreement (the “2014 Agreement Amendment”), which modified several defined terms, schedules and covenant baskets in the 2014 Agreement to create additional operating flexibility for the Company, and in particular to align such provisions with similar modifications the Company made substantially concurrently in other of its debt facilities.

The foregoing description of the 2014 Agreement Amendment is qualified in its entirety by reference to the 2014 Agreement Amendment, which is filed as Exhibit 10.5 hereto and incorporated herein by this reference.

JPMorgan Third Amended and Restated Credit Agreement

On April 14, 2020, the Company, with IDEXX Distribution, Inc., IDEXX Operations, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX Europe B.V., and IDEXX Holding B.V., each a wholly-owned subsidiary (whether directly or indirectly held) of the Company (collectively, the “Borrowers”), entered into a third amended and restated credit agreement relating to a three-year unsecured revolving credit facility (the “Credit Agreement”) in the principal amount of $1 billion, among the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent, and the other parties thereto.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement

The Credit Agreement amends and restates that certain second amended and restated credit agreement dated as of December 4, 2015 (the “Prior Credit Agreement”) (which provided for a $850 million five-year unsecured revolving credit facility) to extend the maturity to April 14, 2023 and to increase the aggregate commitments available for borrowing by the Borrowers to $1 billion with the option to increase the aggregate commitments by $250 million, for an aggregate maximum of up to $1.250 billion, subject to the Borrowers obtaining commitments from existing or new lenders and satisfying other conditions specified in the Credit Agreement.

Borrowings under the Credit Agreement may be used for the general corporate purposes of the Company and its subsidiaries. Borrowings under the Credit Agreement bear interest at a rate equal to, in each case at the Company’s option, (1) for borrowings in United States Dollars, either (a) a base rate, determined as the greatest of (i) the Prime Rate, (ii) the NYFRB Rate plus 0.50% and (iii) the Adjusted LIBO Rate for a one-month Interest Period plus 1%, but no less than 2.00%, plus a margin on the base rate ranging from 0.375% to 1.000% based on the Company’s consolidated leverage ratio, or (b) a Libor rate determined as the rate administered by ICE Benchmark Administration (or a successor thereto) for a period equal in length to that which appears on Reuters Screen LIBOR01 or LIBOR02 Page as of 11 a.m. London time on the Quotation Day for such Interest Period multiplied by a statutory reserve rate, but no less than 1.00%, plus a margin rate ranging from 1.375% to 2.000% based on the Company’s consolidated leverage ratio, (2) for borrowings in Canadian Dollars, either (a) a base rate determined as the greater of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on the Quotation Day and (ii) the sum of the yearly interest to which the one-month CDOR Rate (based on a publicly-reported rate) is equivalent plus 1%, but no less than 1.00%, plus a margin on the base rate ranging from 0.375% to 1.000% based on the Company’s consolidated leverage ratio (which rate shall be available for swingline borrowings only), or (b) the sum of the average rate for bankers acceptances with a term equal in length to such Interest Period as displayed on CDOR page of the Reuters screen plus 0.05%, but no less than 1.00%, plus a margin rate ranging from 1.375% to 2.000% based on the Company’s consolidated leverage ratio, (3) for borrowings in Euros, the percentage per annum displayed on the applicable page of the Reuters screen, but no less than 1.00%, plus a margin rate ranging from 1.375% to 2.000% based on the Company’s consolidated leverage ratio, (4) for borrowings in Australian Dollars, the average bid rate on Reuters Screen BBSY Page for bills of exchange having a term equal to the length of such Interest Period, but no less than 1.00%, plus a margin rate ranging from 1.375% to 2.000% based on the Company’s consolidated leverage ratio and (5) for borrowings in alternative currencies (other than United States Dollars, Canadian Dollars, Euros and Australian Dollars), the LIBO Rate appearing on Reuters Screen LIBOR02 Page for such currency for such Interest Period, but no less than 1.00%, plus a margin rate ranging from 1.375% to 2.000% based on the Company’s consolidated leverage ratio.

The Company has agreed to pay a quarterly commitment fee on the unused commitments available for borrowing, ranging from 0.200% to 0.375% based on the Company’s consolidated leverage ratio. The Company has agreed to pay letter of credit fees calculated at the same rate as Eurocurrency revolving loans and issuance fees in connection with letters of credit. The Company has also agreed to pay certain other fees, costs and expenses to the arrangers, lenders and agents in connection with the Credit Agreement.

The obligations of the Borrowers and any other parties who are subsequently designated as borrowers pursuant to the terms of the Credit Agreement are unconditionally guaranteed by IDEXX Distribution, Inc., IDEXX Operations, Inc. and OPTI Medical Systems, Inc. If the Company creates or acquires a material U.S. subsidiary, or if any existing U.S. subsidiary becomes a material subsidiary, each such material U.S. subsidiary will be required to execute a guaranty agreement.

The obligations of the Company and any other borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA Event, the failure to pay specified indebtedness, and a change of control default.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, investments, transactions with affiliates, certain restrictive agreements and sanctions laws and regulations. The financial covenant is a consolidated leverage ratio test.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.6 hereto and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Prudential Multi-Currency Note Purchase and Private Shelf Agreement Amendment

On April 14, 2020, the Company issued and sold the Series D Notes to Prudential and the other purchasers pursuant to the Second Amendment.

The disclosure under Item 1.01 is incorporated herein by this reference.

JPMorgan Third Amended and Restated Credit Agreement

The disclosure under Item 1.01 is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description of Exhibit

10.1

Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement, dated as of June 18, 2015, among the Company, Prudential Investment Management, Inc., Pruco Life Insurance Company, The Prudential Insurance Company of America (“Prudential”), The Gibraltar Life Insurance Co., Ltd., PAR U Harford Life Insurance Comfort Trust, The Independent Order of Foresters, Zurich American Insurance Company, Globe Life and Accident Insurance Company, Family Heritage Life Insurance Company of America, MTL Insurance Company, The Lincoln National Life Insurance Company, William Penn Life Insurance Company of New York, Farmers Insurance Exchange, Mid Century Insurance Company and Farmers New World Life Insurance Company, as purchasers (filed as Exhibit No. 99.1 to Current Report on Form 8-K filed June 24, 2015, File No. 0-19271, and incorporated herein by reference).

10.2

Amendment to Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement, dated as of May 9, 2019, among the Company, as issuer, each of the Subsidiary Guarantors (as defined therein), Prudential and each of the holders of the Notes (as defined therein).

10.3

Second Amendment to Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement, dated as of April 10, 2020, among the Company, as issuer, each of the Subsidiary Guarantors (as defined therein), Prudential and each of the holders of the Notes (as defined therein).

10.4

Amendment to Note Purchase Agreement, dated as of April 10, 2020, among the Company, as issuer, New York Life Insurance Company, New York Life Insurance and Annuity Corporation and New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C), as purchasers.

10.5

Amendment to Note Purchase Agreement, dated as of April 10, 2020, among the Company, as issuer, New York Life Insurance Company, New York Life Insurance and Annuity Corporation and New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C), as purchasers.

10.6

Third Amended and Restated Credit Agreement, dated as of April 14, 2020, among the Company, IDEXX Distribution, Inc., IDEXX Operations, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX Europe B.V., and IDEXX Holding B.V., as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent, and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: April 16, 2020	By:	/s/ Brian P. McKeon
Brian P. McKeon
Executive Vice President, Chief Financial Officer and Treasurer